      As filed with the Securities and Exchange Commission on June 25, 1999

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                              BLACK BOX CORPORATION

          DELAWARE                                      95-3086563
  (State or jurisdiction of                          (I.R.S. Employer
Incorporation or organization)                      Identification No.)

                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)

                   -------------------------------------------

                              BLACK BOX CORPORATION
                             1992 STOCK OPTION PLAN
                            (Full title of the plan)

                   -------------------------------------------

ANNA M. BAIRD, CHIEF FINANCIAL OFFICER                     COPIES OF COMMUNICATIONS TO:
       BLACK BOX CORPORATION                                  Ronald Basso, Esquire
          1000 PARK DRIVE                            Buchanan Ingersoll Professional Corporation
     LAWRENCE, PENNSYLVANIA 15055                               One Oxford Centre
(Name and address of agent for service)                    301 Grant Street, 20th Floor
           412-873-6788                                    Pittsburgh, PA 15219-1410
(Telephone number of agent for service)                           412-562-8800

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED
                                                          MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
            REGISTERED                 REGISTERED        PER SHARE               PRICE            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
           Common Stock
         (par value $.001                 600,000        $21.94 (1)          $13,164,000 (1)           $3,660 (1)
             per share)
                                     --------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------

                                     --------------------------------------------------------------------------------
                                          100,000       $46.8125 (2)          $4,681,250 (2)            1,302 (2)
---------------------------------------------------------------------------------------------------------------------
TOTAL                                     700,000          -----                                        4,962
---------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(h), such price is the price at which the options with respect to such shares may be exercised.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market on June 21, 1999, as reported in The Wall Street Journal, Midwest Edition, on June 22, 1999.

           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         Black Box Corporation, formerly known as MB Communications, Inc. (the "Corporation"), hereby incorporates by reference into this Registration Statement the information contained in the Corporation's earlier Registration Statements, File Nos. 33-75254, 33-92656, 333-1978 and 333-34839 relating to the
Corporation's 1992 Stock Option Plan and amendments thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 23rd day of June, 1999.

                                       BLACK BOX CORPORATION


                                       By: /s/ Frederick C. Young
                                          --------------------------------------
                                                   Frederick C. Young
                                            Chairman, Chief Executive Officer
                                                      and President



         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Frederick C. Young and Anna M. Baird, and each of them, such person's true and lawful attorney's-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 1999.

         Signature                                   Capacity
         ---------                                   --------



         /s/  William F. Andrews                     Director
-------------------------------------------
              William F. Andrews




         /s/  William R. Newlin                      Director
-------------------------------------------
              William R. Newlin




         /s/  Brian D. Young                         Director
-------------------------------------------
              Brian D. Young

   /s/  Frederick C. Young          Chairman of the Board, Chief Executive
-------------------------------              Officer and President
        Frederick C. Young




   /s/  Anna M. Baird              Vice President, Chief Financial Officer and
-------------------------------            principal accounting officer
        Anna M. Baird

                                  EXHIBIT INDEX



EXHIBIT NO.                            DESCRIPTION

   5.01             Opinion of Buchanan Ingersoll Professional Corporation

   23.01            Consent of Independent Public Accountant

   23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)

   24.01            Power of Attorney (contained herein on signature page)